UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2025

VAALCO Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 CityWest Blvd. Suite 400 Houston,Texas		77042
(Address of principal executive offices)		(Zip Code)
(713) 623-0801
Registrant’s telephone number, including area code:
Not Applicable
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Ticker Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Vaalco Energy, Inc. (the “Company”) was held on June 5, 2025. A total of 77,038,848 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting. The matters submitted for a vote and the related results are set forth below. A more detailed description of each proposal was included in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2025.

Proposal No. 1: Election of five directors, each to serve for a one-year term.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Andrew L. Fawthrop	56,937,554	2,393,568	17,707,726
George W. M. Maxwell	58,334,190	996,932	17,707,726
Cathy Stubbs	57,299,405	2,031,717	17,707,726
Fabrice Nze-Bekale	54,424,279	4,906,843	17,707,726
Edward LaFehr	57,390,385	1,940,737	17,707,726

Proposal No. 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
75,981,783	428,631	628,434	--

Proposal No. 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
55,247,353	3,809,182	274,587	17,707,726

Each of the proposals acted upon by the Company’s stockholders at the Annual Meeting was approved by the requisite vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: June 6, 2025
	By:	/s/ Lynn Willis
	Name:	Lynn Willis
	Title:	Chief Accounting Officer